UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On November 30, 2007, EMRISE Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company’s subsidiaries that later became party to the agreement pursuant to that certain Amendment Number 1 to Loan Documents dated August 20, 2008, the “Borrowers”) entered into a Credit Agreement with GVEC Resource IV Inc. (the “Lender”), an affiliate of Private Equity Management Group LLC, which Credit Agreement has been amended from time to time (as amended, the “Credit Agreement”).

The Borrowers and the Lender entered into Amendment Number 13 to Loan Documents (“Amendment 13”) on June 17, 2010, which amends the Credit Agreement as of June 11, 2010.  Among other things, Amendment 13 extends the maturity date of the Credit Agreement from June 30, 2010 to July 16, 2010 and modifies the schedule for certain milestone events related to the process for the sale of certain assets of the Borrowers.  Except for these amendments, the Credit Agreement remains in full force and effect.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of June 17, 2010, the employment arrangement of the Company’s Chief Executive Officer, Carmine T. Oliva, was modified pursuant to Amendment No. 1 to Employment Agreement by and between Mr. Oliva and the Company (the “Oliva Employment Amendment”).  Before such modification, Mr. Oliva was entitled to receive a payment equal to three times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Oliva’s employment terminated or he received severance payments as a result of the change in control.  Under the modified arrangement that went into effect as of June 17, 2010, Mr. Oliva will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Oliva for good reason, in both cases within nine months of such change in control.  Under these circumstances, Mr. Oliva would be entitled to receive $125,000 in addition to his previous and continuing termination severance amounts.  In consideration for these modifications to his employment arrangement and in connection with the potential sale of the stock of Advanced Control Components, Inc. (“ACC”), Mr. Oliva will also be entitled to receive, upon the earlier of the closing of such sale or the first of any other change in control event, both a lump sum payment of $85,000 and an aggregate of $135,000 paid over four months beginning one month after such closing.  The amount of any future severance that Mr. Oliva would be entitled to receive under his employment agreement will be reduced by $125,000 of these payments.

The foregoing description of the Oliva Employment Amendment is qualified in its entirety by reference to the full text of the Oliva Employment Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

As of June 18, 2010, the employment arrangement of the Company’s President and Chief Operating Officer, Graham Jefferies, was also modified pursuant to Amendment No. 1 to Employment Agreement by and between Mr. Jefferies and the Company (the “Jefferies Employment Amendment”).  Before such modification, Mr. Jefferies was entitled to receive a payment equal to two times his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount) immediately preceding the occurrence of a change in control, regardless of whether Mr. Jefferies’ employment terminates and/or he receives severance payments as a result of the change in control.  Under the modified arrangement that went into effect as of June 18, 2010, Mr. Jefferies will only be entitled to receive a payment for a change in control if his employment is terminated by the Company without due cause or by Mr. Jefferies for good reason, in both cases within nine months of such change in control.  Under these circumstances, Mr. Jefferies would be entitled to receive $100,000 in addition to his previous and continuing termination severance.  In consideration for these modifications to his employment arrangement and in connection with the potential sale of the stock of ACC, Mr. Jefferies will also be entitled to receive, upon the earlier of the closing of such sale or the first of any other change in control event, both a lump sum payment of $80,000 and an aggregate of $105,000 paid over four months beginning one month after such closing.  In addition, Mr. Jefferies will be paid retention payments of $4,300 every other week from June 1, 2010 through May 30, 2011 (aggregating $111,800) as long as he remains employed by the Company.

The foregoing description of the Jefferies Employment Amendment is qualified in its entirety by reference to the full text of the Jefferies Employment Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

In anticipation of the significant changes to the Company caused by the sale of ACC, and other divisions of the Company including RO Associates, Digitran, and XCEL Japan, the Company is evaluating its finance department, including whether it will continue to require a separate chief financial officer, and whether reorganization of the current finance team can meet or will exceed the Company’s requirements going forward from the closing of the sale of ACC.  This decision will be significantly impacted by the closing of such sale.  In the event that the Company were to determine that it should eliminate the role of chief financial officer before closing the sale of ACC, then Mr. Donovan would be entitled to receive his full termination severance, pursuant to his employment agreement, equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), as well as some additional payments related to continuing benefits, but he will not be entitled to receive any change in control payment contemplated under his current arrangement.  If his role is not eliminated before the close of such sale, then he would be entitled to a change in control payment equal to his then current annual salary (grossed up to cover applicable taxes that are deducted from such amount), pursuant to his current arrangement, and his employment agreement would remain in place.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated as of June 17, 2010 by and between Carmine T. Oliva and EMRISE Corporation.

10.2	Amendment No. 1 to Employment Agreement dated as of June 18, 2010 by and between Graham Jefferies and EMRISE Corporation.

99.1	Press Release issued by the Company regarding the extension of the due date of a loan with its principal lender, dated June 21, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Employment Agreement dated as of June 17, 2010 by and between Carmine T. Oliva and EMRISE Corporation.

10.2	Amendment No. 1 to Employment Agreement dated as of June 18, 2010 by and between Graham Jefferies and EMRISE Corporation.

99.1	Press Release issued by the Company regarding the extension of the due date of a loan with its principal lender, dated June 21, 2010.